UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2019 (December 18, 2019)

ALLIANCEBERNSTEIN L.P.
(Exact name of registrant as specified in its charter)

Delaware	000-29961	13-4064930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, New York, NY  10105
(Address of principal executive offices)
(Zip Code)
(212) 969-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(g) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Units of limited partnership interest in AllianceBernstein L.P.	None	None

Item 1.01. Entry into a Material Definitive Agreement.

The information provided under Item 5.02 hereto is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)
On December 18, 2019, AllianceBernstein L.P., AllianceBernstein Holding L.P., AllianceBernstein Corporation and Mr. Seth P. Bernstein, Chief Executive Officer of AllianceBernstein Holding L.P., agreed to an amendment to Mr. Bernstein’s employment agreement.  Among other items, the amendment reduces the circumstances which may constitute a “change in control” or a voluntary termination for “good reason” under the agreement.  The amendment also increases the cash payment he may receive upon an involuntary termination of employment without cause from an amount equal to the sum of his current base salary and bonus opportunity to 150% of that amount (which aligns to the amounts that would be payable to similarly-situated AXA Equitable employees in the event of an involuntary termination of employment without cause pursuant to the AXA Equitable Severance Benefit Plan and the AXA Equitable Supplemental Severance Plan for Executives).

The amendment to Mr. Bernstein’s employment agreement (the “SB Amendment”) is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d)    Exhibits

10.1    SB Amendment.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALLIANCEBERNSTEIN L.P.
Dated: December 19, 2019	By:	/s/ David Lesser
David Lesser Corporate Secretary